Earnings Presentation Second Quarter 2014 July 24, 2014 Exhibit 99.2

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995
and are based on current indicators and expectations.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect," or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable.  We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  You should review this presentation with the understanding that actual future results may be materially different from what we expect.  Many of the factors that will determine these results are beyond our ability to control or predict.  You are cautioned not to put undue reliance on any forward-looking statement.  We do not intend, and undertake no obligation, to update these forward-looking statements.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.  Such risks include:
(1) Changes in the markets for the Company’s business segments
(2) Changes in trends and demands in the markets in which the Company competes
(3) Unanticipated downturn in business relationships with customers or their purchases
(4) Competitive pressures on sales and pricing
(5) Raw material availability, increases in raw material costs, or other production costs
(6) Harsh weather conditions
(7) Future economic and financial conditions in the United States and around the world
(8) Inability of the Company to meet future capital requirements
(9) Claims, litigation and regulatory actions against the Company
(10) Changes in laws and regulations affecting the Company
(11) The Company’s ability to execute the components of its Strategic Business Evolution process
Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersind.com and at the SEC.gov web site.
Safe Harbor Statement

Recent Activities
• On June 2, 2014, announced that we had engaged William Blair & Company to commence the sale of our Lawn and Garden Segment
•
Good progress has been made in the restructuring of the Lawn and Garden Segment which makes timing of selling the segment right
•
We are seeing much interest in the segment
•
Not in the best interest for shareholders for us to discuss potential bidders or pricing at this time
• On June 24, 2014, announced that we had completed the sale of WEK Industries, Inc.
•
Sale price approximately $20 million
•
Sale resulted in a pre-tax gain of $3.7 million
• On July 2, 2014, completed the acquisition of Scepter expanding our Material Handling Segment to include new customers, market-leading products, unique technologies and new international markets and cross-selling opportunities
•
Scepter complements our Material Handling technologies through the use of advanced blow-molding technology, which requires use of up to six layers of material per fuel container and results in a much stronger and more efficient product
• We also announced that starting with the second quarter Form 10-Q and going forward, we will report operating results in two reportable segments: Material Handling and Distribution
•
Ameri-Kart, which was previously part of the Engineered Products Segment, will be part of the Material
Handling Segment
•
Patch Rubber Company, which was also previously part of the Engineered Products Segment, will be part of the Distribution Segment
•
WEK Industries, Inc. and the Lawn and Garden Segment will be reported as discontinued operations

Second Quarter 2014 Financial Summary

•
Sales increase of 2.5% in the
Material Handling Segment
offset by lower sales in the
Distribution Segment due to
the closure of the Distribution
Segment’s Canadian branches
•
Gross profit margin was lower
primarily due to decline in
sales vs. prior year
•
Adjusted net income $7.2
million compared to $7.2
million in the second quarter
of 2013
•
Adjusted EPS $0.22 vs. $0.21
in the second quarter of 2013
Note: All figures except ratios and percents are $Millions
Continuing Operations Q2 Q2
Highlights 2014 2013 B/(W)
Net sales $152.8 $153.6 (0.5%)
Gross profit margin 27.8% 29.3%
SG&A $31.2 $32.4 (3.5%)
Net Income - adjusted¹
$7.2 $7.2 (1.3%)
Effective tax rate 34.2% 35.6%
EPS - adjusted¹
$0.22 $0.21 4.8%
¹
See Reconciliation of Non-GAAP measures on slide 10

Second Quarter 2014 Financial Summary

Notes: All figures except ratios and percents are $Millions
Free cash flow = cash flow from operations – capital expenditures
Continuing Operations Six Months Ended Six Months Ended
Cash June 30, June 30,
Highlights 2014 2013
Cash (used for) provided
by operations
($6.8) $13.6
Capital expenditures
$7.0 $7.3
Free cash flow
($13.8) $6.3
Dividends
$7.5 $3.0
Balance Sheet June 30, December 31,
Highlights 2014 2013
Long-term debt
$137.7 $44.3
Debt - net of cash
$101.9 $37.8
Net Debt to total capital
34.3% 13.8%

Strong sales in the Agriculture
market partially offset by a
significant slowdown in
Brazilian sales due to World
Cup activities
The lower sales in Brazil due
to World Cup activities
coupled with a competitive
price pressure at one of the
segment’s businesses led to
the decline in adjusted
income before taxes
Q2 Results – Material Handling

$ Millions
See Reconciliation of Non-GAAP measures on slide 10
$100.5
$103.0
$70
$75
$80
$85
$90
$95
$100
$105
Q2 2013 Q2 2014
Net Sales
$13.4
$12.2
$0
$5
$10
$15
Q2 2013 Q2 2014
IBT - Adjusted

•
Net sales declined
compared to last year as a
result of the closure of the
Canadian branches in the
first quarter of 2014 and
lower custom sales
•
Adjusted income before
taxes decreased as a result
of the lower custom sales
Q2 Results – Distribution

$ Millions
See Reconciliation of Non-GAAP measures on slide 10
$53.2
$49.8
$35
$40
$45
$50
$55
Q2 2013 Q2 2014
Net Sales
$6.0
$5.4
$0
$1
$2
$3
$4
$5
$6
$7
Q2 2013 Q2 2014
IBT - Adjusted

Q3 & Full Year 2014 Outlook
Q3 Outlook
•
Material Handling
•
Expect that sales will increase primarily as a result of organic growth and the recent acquisition of Scepter
•
Adjusting cost and pricing structure in one of the segment’s businesses to positively overcome the pricing pressure that occurred in Q2
•
Distribution
•
Anticipate that sales increases from organic growth, including new product introductions, will be offset by sales decreases resulting from the closure of the Canadian branches in the first quarter
•
Addressing higher logistic costs with increased product pricing and better load planning
Second Half & Full Year Outlook
•
Anticipate that both sales and adjusted income from continuing operations will show improvement vs. last year due to growth strategies, pricing initiatives, cost modifications and savings and productivity investments
•
The stronger second half of the year is also expected to lead to improved results for the full year compared to last year, on an adjusted continuing operations basis

Appendix 9

Note: Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014 . Also numbers may be rounded for presentation purposes.
Reconciliation of Non-GAAP Measures

Note on Reconciliation of Income and Earnings Data:
financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Condensed Consolidated Financial Statements. The
Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating performance. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company's method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.
MYERS INDUSTRIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)
(Dollars in millions, except per share data)
Quarter Ended June 30, Six Months Ended June 30,
2014 2013 2014 2013
Material Handling
Income before income taxes as reported $ 11.5 $ 13.4 $ 24.3 $ 24.8
Restructuring expenses and other adjustments 0.7 — 0.7 0.2
Income before income taxes as adjusted 12.2 13.4 25.0 25.0
Distribution
Income before income taxes as reported 5.1 6.0 8.6 11.3
Restructuring expenses and other adjustments 0.3 — 0.8 0.1
Income before income taxes as adjusted 5.4 6.0 9.4 11.4
Corporate and interest expense
Income (loss) before income taxes as reported (7.0) (7.9) (16.0) (15.6)
Transaction costs 0.6 — 0.6 —
Income (loss) before income taxes as adjusted (6.4) (7.9) (15.4) (15.6)
Continuing operations
Income from continuing operations before income taxes as reported 9.6 11.5 16.9 20.5
Restructuring expenses and other adjustments 1.0 — 1.5 0.3
Transaction costs 0.6 — 0.6 —
Income from continuing operations before income taxes as adjusted 11.2 11.5 19.0 20.8
Income tax expense 4.0 4.3 6.8 7.7
Income from continuing operations as adjusted 7.2 7.2 12.2 13.1
Discontinued operations
(Loss) Income from discontinued operations before income taxes (0.7) 0.5 (6.9) 3.6
Restructuring expenses and other adjustments 3.0 1.4 9.9 1.8
Transaction costs 0.2 — 0.2 —
Gain on sale (3.7) — (3.7) —
(Loss) Income from discontinued operations before income taxes as adjusted (1.2) 1.9 (0.5) 5.4
Income tax expense (0.4) 0.7 (0.2) 2.0
(Loss) Income from discontinued operations as adjusted (0.8) 1.2 (0.3) 3.4
Consolidated
Net income as adjusted $ 6.4 $ 8.4 $ 11.9 $ 16.5
Adjusted earnings per diluted share from continuing operations $ 0.22 $ 0.21 $ 0.36 $ 0.39
Adjusted earnings per diluted share from discontinued operations (0.02) 0.04 (0.01) 0.10
Adjusted earnings per diluted share $ 0.20 $ 0.25 $ 0.35 $ 0.49
  Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP

Market Indicators Material Handling Source: Material Handling Industry May 2014 Forecast 11 Sources: RVIA Forecasts, May 2014; FRB G17 Release, May 2014

Market Indicators Distribution 12 Source: JP Morgan, RMA, Energy Information Administration, May/June 2014